Exhibit 10(n)

                            SECOND AMENDMENT OF LEASE

         THIS SECOND AMENDMENT OF LEASE is made this 18th day of October, 1996 by and among Penguin Properties Corporation, a corporation formed under the laws of the State of Maryland (the "Landlord"), and Kiddie Academy Child Care Learning Centers, Inc., together with Kid's Craft, Inc., and Kiddie Academy Franchising Systems, Inc., all corporations formed under the laws of the State of Maryland (collectively, the "Tenant").

Explanatory Statement

         A. Landlord and Tenant entered into a lease dated September 25, 1995 (the "Lease") for a portion of the building (the "Building") located at 108 Wheel Road, Bel Air, Maryland 21015 containing 6,678 rentable square feet (the "Original Leased Premises"). The separately subdivided property on which the Building is located is referred to as the "Land."

         B. The Lease was amended pursuant to a First Lease Amendment dated October 24, 1995 entered into between Landlord and Tenant pursuant to which the Basic Rent was adjusted.

         C. Landlord and Tenant desire to modify and amend certain terms respecting the Leased Premises and the Lease on the terms set forth below.

         NOW THEREFORE, in consideration of the Explanatory Statement, the covenants of the parties herein and in the Lease and other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. From and after November 1, 1996 (the "Expansion Space Commencement Date"), Landlord hereby agrees to and shall lease unto Tenant and Tenant hereby agrees to and shall rent from Landlord, in addition to the Original Leased Premises, the remainder of the Building consisting of:

         (a) that portion of the Building containing approximately one thousand three hundred twenty-two usable square feet (1,322) (the "Expansion Space"), as outlined in red on Exhibit "A" attached hereto and incorporated by reference herein, as well as;

         (b) the exclusive use of all other areas of the Building formerly identified as "common areas" including all interior hallways, restrooms, and mechanical rooms comprising approximately 1,600 square feet (the "Common Areas"), and

         (c) all exterior sidewalks, driveways and parking facilities on the Land.

         2. The Expansion Space shall be delivered to Tenant in "As-Is" condition.

         3. From and after the Expansion Space Commencement Date, all references to the square footage of the Leased Premises set forth in the Lease shall be deleted and in place thereof shall be inserted the number of nine thousand six hundred (9,600), so that the Leased Premises shall be deemed to include the Original Leased Premises, the Expansion Space, and the Common Areas. Notwithstanding the foregoing, Basic Rent and Additional Rent shall be calculated based upon differing rates for the Original Leased Premises, the Expansion Space, and the Common Areas, in accordance with the procedure outlined below in Section 4.

         4. Basic Rent. From and after the Expansion Space Commencement Date, in addition to the Basic Rent payable by Tenant with respect to the Original Leased Premises as set forth in Section 6(b) the Lease, Tenant shall pay basic rent, with respect to the Expansion Space only (the "Expansion Space Basic Rent"), in an amount equal to Fifteen Thousand Eight Hundred Sixty-Four Dollars ($15,864.00) annually, and One Thousand Three Hundred Twenty-Two Dollars ($1,322.00) monthly ($12.00 per square foot, annually.) Commencing on October 1, 1997 and on each October 1 thereafter, the Expansion Space Basic Rent shall be increased in accordance with increases in the Consumer Price Index, using the formula set forth in Section 6(c) of the Lease (except that "Expansion Space Basic Rent" shall be substituted for "Basic Rent", wherever in the formula it appears.) Tenant shall continue to pay Basic Rent for the Original Leased Premises pursuant to Section 6(b) of the Lease based upon six thousand six hundred seventy-eight (6,678) square feet, notwithstanding the revised references herein to 9,600 square feet comprising the Leased Premises.

         5.       Additional Rent.

         (a) With regard to Subsection 7 (b) (i) of the Lease for Taxes, Subsection 7 (b) (ii) of the Lease for Insurance, and Subsection 7 (b) (iii) of the Lease for Common Area Charges, from and after the Expansion Space Commencement Date, the percentage of 69.56% set forth as "Tenant's Portion" in
Section 7, of the Lease shall be deleted and in its place shall be substituted the percentage of One Hundred Percent (100%) so that Tenant shall pay one hundred percent of all Taxes, Insurance, and Common Area Charges with respect to the Building and/or Land. With regard to Subsection 7 (b) (iv) of the Lease for Common Area Rent, the Tenant's portion shall remain as 69.56% for calculation of Common Area Rent purposes only.

         (b) In addition, Section 7 (b) is modified by adding the following as new Subsection 7 (b) (v):

                  "7 (b) (v) Tenant shall pay as Additional Rent, in addition to the above charges in Subsection 7 (b) (i), Subsection 7 (b) (ii), Subsection 7 (b) (iii) and Subsection 7 (b) (iv), additional charges for use of the balance of the common areas ("Balance Common Area Rent") which is annually adjusted in the same manner as Basic Rent in Section 6 herein, and is determined by the following formula: Balance Common Area Rent is equal to the percentage of thirty and 44/100 (30.44%) multiplied by the difference between the Rentable Area of the Building and the Useable Area of the Building, which is then multiplied by the then-current Expansion Space Basic Rent Per Square Foot. For illustrative purposes only, the first Balance Common Area Rent would be 30.44% x (9,600 SF - 8,000 SF) x $12.00 per square foot which equals $5,844.48 for one Lease Year, assuming the Expansion Space Basic Rent is $12.00 per square foot.

         6. From and after the Expansion Space Commencement Date, the Lease shall be amended and in full force and effect in such respects as are set forth in this Amendment of Lease, and all other provisions, terms, conditions and riders of and to the Lease shall in all respects remain as set forth in the Lease, in full force and effect and applicable to the Expansion Space.

         7. Unless otherwise defined herein or unless the context requires a contrary meaning, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the original Lease.

         8. This Agreement sets forth all of the covenants between the parties to this Agreement respecting the matters set forth herein and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between or among them, other than as set forth in this Agreement. This Agreement is intended by the parties to be an integration of all prior or contemporaneous promises, agreements, conditions, negotiations and undertakings between them. Except as otherwise provided in this Agreement, no alteration, amendment, change or addition to this Agreement shall be binding on any party to this Agreement unless and until in writing and signed by the parties hereto.

         9. The covenants, conditions and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective heirs, distributees, executors, administrators, successors and assigns.

         10. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         11. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

         12. Conflict: Should any conflict in terms and conditions exist or arise between this Assignment Of Lease and the Lease, the terms and conditions in this Second Amendment Of Lease shall prevail.

         13. Except as specifically provided herein, the Lease shall remain in full force and effect and be unaffected hereby.

IN WITNESS WHEREOF, the parties have caused these presents to be executed under seal the on the day and year written.

WITNESS:                             LANDLORD:
                                     Penguin Properties Corporation


/s/  Christine Cooney                BY:   /s/  Michael J. Miller
---------------------------          -----------------------------
                                     Michael J. Miller, President
                                     Date: October 18, 1996



WITNESS:                             TENANT:
                                     Kiddie Academy Child Care Learning Centers,
                                     Inc.


/s/ Christine Cooney                 BY:    /s/  George Miller   (SEAL)
----------------------------         ----------------------------
                                     George  Miller, President



                                     Kids Craft, Inc.
/s/  Christine Cooney                BY:    /s/   George Miller   (SEAL)
----------------------------         -----------------------------
                                     George  Miller, President



                                     Kiddie Academy Franchising Systems, Inc.


/s/ Christine Cooney                 BY:   /s/  Michael J. Miller  (SEAL)
-----------------------              ------------------------------
                                     Michael J. Miller, President



                       (SIGNATURES CONTINUED ON NEXT PAGE)

Kiddie Academy International, Inc., a Delaware corporation, with offices at 108 Wheel Road, Bel Air, Maryland 21015 (the "Guarantor"), executed a Guaranty of this Lease on September 22, 1995 and executes this Second Amendment of Lease to:

                  1. Acknowledge and agree with the terms and conditions of this Second Amendment of Lease as Guarantor; and

                  2. To amend its Guaranty to include the additional obligations of the Tenant created in this Second Amendment of Lease; and

                  3. To warrant and represent that Guarantor has full authority from its Board of Directors to execute this Second Amendment of Lease.


WITNESS:                            GUARANTOR:
                                    Kiddie International, Inc.


/s/  Christine Cooney               BY:  /s/ Michael J. Miller     (SEAL)
----------------------------        -----------------------------
                                    Michael J. Miller, President